                                                                    Exhibit 10.8


                                                                  EXECUTION COPY







                                SECOND AMENDMENT

                             DATED FEBRUARY 16, 1999

                                     TO THE

                          SECURITIES PURCHASE AGREEMENT

                               DATED MAY 13, 1998

                                  BY AND AMONG

                          FURMAN SELZ INVESTORS II L.P.
                            FS EMPLOYEE INVESTORS LLC
                              FS PARALLEL FUND L.P.
                            BANCBOSTON VENTURES INC.
                                 FLYNN PARTNERS

                                       AND

                             ASCENT PEDIATRICS, INC.

                  SECOND AMENDMENT dated as of the 16th day of February 1999 (the "Second Amendment") among Ascent Pediatrics, Inc. (the "Company"), Furman Selz Investors II L.P. ("Investors"), FS Employee Investors LLC ("Employee"), FS Parallel Fund L.P. ("Parallel"), BancBoston Ventures Inc. ("BancBoston") and Flynn Partners ("Flynn"), (each of Investors, Employee, Parallel, BancBoston and Flynn are herein referred to as "Purchaser", and collectively, the "Purchasers").

                  WHEREAS, the Company and the Purchasers are parties to a Securities Purchase Agreement dated as of May 13, 1998, as amended September 30, 1998 (the "Series G Purchase Agreement");

                  WHEREAS, the Company is negotiating a Loan Agreement (the "Loan Agreement") with Alpharma, Inc., a Delaware corporation ("Parent"), and Alpharma USPD Inc., a Maryland corporation and a wholly-owned subsidiary of Parent ("Alpharma"), pursuant to which the Company proposes to issue and sell to Alpharma a 7.5% Convertible Subordinated Note in an aggregate principal amount of up to $40,000,000 (the "Alpharma Convertible Note");

                  WHEREAS, in connection with the Loan Agreement, the Company and Alpharma will enter into a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which the Company will grant Alpharma certain demand and incidental registration rights with respect to the shares of Common Stock issued or issuable upon conversion of the Alpharma Convertible Note (the "Alpharma Registrable Shares");

                  WHEREAS, in connection with the Loan Agreement, (i) the Company and Bird Merger Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (the "Merger Subsidiary"), will enter into an Agreement and Plan of Merger (the "Merger Agreement"), (ii) the Company, Alpharma and Parent will enter into a Master Agreement (the "Master Agreement"), and (iii) the Company, Alpharma and State Street Bank and Trust Company will enter into a Depositary Agreement (the "Depositary Agreement" and together with the Merger Agreement, the Registration Rights Agreement and the Master Agreement, the "Ancillary Agreements"), pursuant to which, among other things the Company will assign to Alpharma the right and option (the "Call Option"), upon the terms and conditions set forth in the Depositary Agreement, to purchase all of the outstanding shares of common stock, $.00004 par value per share, of the Company (the "Common Stock"); and

                  WHEREAS, the Purchasers are the holders of all of (i) the Preferred Stock and Preferred Conversion Shares issuable upon conversion of the Preferred Stock, (ii) the principal amount of the Subordinated Notes, and (iii) the Warrants and Warrant Shares issuable upon exercise of the Warrants.

                  NOW THEREFORE, in order to induce Alpharma to enter into the Loan Agreement and the Ancillary Agreements and to consummate the transactions contemplated thereby and in consideration of these premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

         SECTION 1.1 Definitions and Interpretation.

         (a) All capitalized terms used herein which are not otherwise specifically defined herein shall have the respective meaning as ascribed thereto in the Series G Purchase Agreement.

         (b) For purposes of this Second Amendment and the Series G Purchase
Agreement:

                  "Alpharma Closing Date" shall mean the Closing Date as such term is defined in the Master Agreement.

                  "Direct Purchase Shares" shall have the meaning ascribed to such term in Section 5.1 of this Second Amendment.

                  "Second Amendment Closing Date" shall have the meaning ascribed to such term in Section 5.3 of this Second Amendment.

         (c) Unless otherwise expressly indicated, all references contained herein to SECTIONS or other subdivisions or SCHEDULES refer to the corresponding SECTIONS and other subdivisions or SCHEDULES of the Series G Purchase Agreement.

         (d) The sections and the headings in the sections in this Second Amendment are for convenience only. Said sections and headings shall not be deemed to be part of this Second Amendment and in no way define, limit, extend or describe the scope or intent of its provisions.


                                   ARTICLE II
                    CERTAIN AGREEMENTS, WAIVERS AND CONSENTS

         SECTION 2.1 Registration Rights. The Purchasers hereby consent to the grant of registration rights to Alpharma pursuant to the Registration Rights Agreement and agree that, in the event that (i) Alpharma initiates an underwritten offering of shares of Common Stock pursuant to the Registration Rights Agreement, (ii) the Holders (as defined in Section 10.2 of the Series G Purchase Agreement) elect pursuant to Section 10.4 of the Series G Purchase Agreement to include Registrable Securities (as defined in the Series G Purchase Agreement) in such offering, and (iii) the managing underwriter of such offering determines that the number of shares to be included in such offering needs to be reduced, then the number of Registrable Securities to be included in the offering shall be reduced or eliminated, as determined by the managing underwriter of such offering, prior to any reduction in the number of Alpharma Registrable Shares included in the offering. The Purchasers hereby waive compliance with the requirements set forth in the last sentence of Section 10.9 of the Series G Purchase Agreement as such requirements apply to the Registration Rights Agreement.

         SECTION 2.2 Waiver of Events of Default. The Purchasers hereby waive any Events of Default under Section 13.1 of the Series G Purchase Agreement arising on or before the date hereof, including without limitation, (i) any Event of Default resulting from the formation of the Merger Subsidiary as a wholly-owned subsidiary of the Company, and (ii) any Event of Default resulting from any failure of the Company to provide to the Purchasers any of the financial information or notices set forth in Section 7.1 of the Series G Purchase Agreement and agree that the Company shall have no further obligation to provide any of such financial information or notices to the extent such financial information or notices were otherwise required to be provided prior to the date hereof.

         SECTION 2.3 Right of First Refusal. The Purchasers hereby waive any rights of first refusal held by the Purchasers under Section 7.7 of the Series G Purchase Agreement which were, are or may be, applicable to (i) the issuance of any shares of New Common Stock, Depositary Receipts or Depositary Shares (each as defined in the Depositary Agreement) pursuant to the Merger Agreement or the Depositary Agreement, (ii) the issuance of the Alpharma Convertible Note and the shares of Common Stock issuable upon conversion of the Alpharma Convertible Note.

         SECTION 2.4 Seniority of Notes. The Purchasers hereby agree that the Alpharma Convertible Note issued pursuant to the Loan Agreement shall rank pari passu in right of payment with the Subordinated Notes and any debt securities issuable upon conversion or exchange of the shares of Preferred Stock of the Company issued to the Purchasers pursuant to the Series G Purchase Agreement, except as otherwise provided in the Subordination Agreement dated as of February 16, 1999 among the Company, the Purchasers and Alpharma.

         SECTION 2.5 Consent to Loan Agreement and Ancillary Agreements. The Purchasers hereby consent, in all respects under the Series G Purchase Agreement, to the execution of the Loan Agreement and the Ancillary Agreements and to the consummation of the transactions contemplated thereby, including without limitation the incurrence of additional Indebtedness (as defined in the Series G Purchase Agreement) by the Company.

         SECTION 2.6 Consent to Letter Agreement. The Purchasers hereby consent, in all respects under the Series G Purchase Agreement, to the letter agreement dated February 16, 1999 among the Company and FS Private Investments LLC. The parties agree that paragraph 2 of such letter agreement shall be an amendment to
Article X of the Series G Purchase Agreement.

                                   ARTICLE III
                  AMENDMENTS TO THE SERIES G PURCHASE AGREEMENT

         SECTION 3.1 Amendment to Section 3.1. Section 3.1 of the Series G Purchase Agreement is hereby amended by deleting in its entirely the text of the penultimate sentence thereof and inserting in lieu thereof the following:

                  "Material Adverse Effect" means, when used in connection with the Company, any development, change or effect that is materially adverse to the business, properties (including, without limitation, Intellectual Property (as defined in Section 3.11), assets, net worth, financial conditions, results of operations or future prospects (including, without limitation, future equity value) of the Company and its Subsidiaries taken as a whole."

         SECTION 3.2 Amendment to Sections 7.1 through 7.4. Section 7.1 through
7.4 of the Series G Purchase Agreement are hereby amended by deleting in its entirety the text thereof and inserting in lieu thereof the following:

                  "7.1 Reports. The Company will deliver to each Purchaser the following:

                  (a) within thirty (30) days after the end of each of the twelve (12) monthly accounting periods in each fiscal year (or when furnished to the Board of Directors, if earlier), unaudited consolidated statements of income and retained earnings and cash flows of the Company and its Subsidiaries, if any, for each monthly period and for the period from the beginning of such fiscal year to the end of such monthly period, together with consolidated balance sheets of the Company and its Subsidiaries, if any, as at the end of each monthly period, setting forth in each case comparisons to budget and to corresponding periods in the preceding fiscal year which statements will be prepared in accordance with GAAP, consistently applied subject to the absence of footnotes and year-end adjustments;

                  (b) within ninety (90) days after the end of each fiscal year, consolidated statements of income and retained earnings and cash flow of the Company and its Subsidiaries, if any, for the period from the beginning of each fiscal year to the end of such fiscal year, and consolidated balance sheets as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year, which statements will be prepared in accordance with GAAP, consistently applied (except as approved by the accounting firm examining such statements and disclosed by the Company) and will be accompanied by a report on the consolidated statements of a public accounting firm reasonably acceptable to the Purchasers or one of the public accounting firms currently known as the "Big Five" (either, an "Approved Accounting Firm");

                  (c) within ten (10) days after transmission thereof, copies of all financial statements, proxy statements, reports and other communications which the Company sends to its stockholders, copies of all registration statements and all regular, special or periodic reports which it files with the SEC or with any securities exchange on which any of the securities of the Company are then listed or proposed to be listed, and copies of all press releases made generally available by the Company to the public concerning material developments in the business of the Company and its Subsidiaries, if any;

                  (d) promptly after the occurrence thereof (but in any event within seven (7) days after such occurrence is known to the Company) notice of any condition or event which constitutes, or the occurrence of (i) an event which would lead the Company to believe that the Company is not in compliance in material respects with the covenants in this Agreement or (ii) the institution or threatened institution of an action, suit or proceeding against the Company or any of its Subsidiaries by or before any court, regulatory authority, administrative agency or any other governmental agency or body, domestic or foreign, which, if adversely decided, could have a Material Adverse Effect; and

                  (e) at least thirty (30) days prior to the end of each fiscal year, a detailed annual operating budget and business plan for the Company and its Subsidiaries, if any, for such fiscal year. Such budgets shall be prepared on a monthly basis, displaying consolidated statements of anticipated cash flow and projected consolidated balance sheets, setting forth in each case the assumption (which assumptions and projections shall represent and be based upon the good faith best judgment in respect thereof of the Chief Executive Officer of the Company) behind the projections contained in such financial statements, and which budgets shall have been approved by the Board of Directors of the Company or prior to the beginning of each twelve-month period to which they pertain and, promptly upon preparation thereof, any other budgets that the Company may prepare and any revisions of such annual or other budgets.


                  7.2 Accounts and Records. The Company shall keep true records and books of account in which entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its Subsidiaries, if any, in accordance with GAAP, to the extent applicable, applied on a consistent basis.

                  7.3 Inspection. The Company shall permit Furman Selz Investments LLC, BancBoston Ventures Inc. or any of their respective officers, employees, representatives or such other Person as Furman Selz Investments LLC or BancBoston Ventures Inc. may designate, during regular business hours of the Company, upon reasonable prior notice, to visit and inspect the offices and properties of the Company and to
         (i) review and make extracts or copies of the books, accounts and records of the Company, and (ii) discuss the affairs, finances and accounts of the Company, with the Company's Officers, members of the Board of Directors, Approved Accounting Firm, consultants and attorneys.

                  7.4 Independent Accountants. The Company will retain an Approved Accounting Firm to audit the Company's financial statements at the end of each fiscal year. In the event the services of the Approved Accounting Firm shall be terminated, the Company shall promptly thereafter seek to engage another Approved Accounting Firm.

         SECTION 3.3 Amendments to Sections 7.5.

         (a) Section 7.5(a) of the Series G Purchase Agreement is hereby amended by deleting in its entirety the text thereof and inserting in lieu thereof the following:

                  "From and after the Alpharma Closing Date and prior to the Option Expiration Date, the Company's Board of Directors shall consist of a minimum of seven and a maximum of eleven directors. The Company agrees to hold meetings of its Board of Directors at least four times a year, at least once per calendar quarter. The Purchasers shall have the right to have two (2) nominees included on the Board of Directors' slate of nominees to stand for election to the Board of Directors. The directors of the Company designated by the Purchasers pursuant to this
         Section 7.5(a) shall be referred to hereinafter as the "Purchaser Directors."'

         (b) Section 7.5(b) of the Series G Purchase Agreement is hereby amended by deleting in its entirety the text thereof and inserting in lieu thereof the following:

                  "If at any time the Board of Directors designates a committee or committees to act on behalf of the Board, at least one (1) of the Purchaser Directors shall be a member of such committee or committees."

         (c) Section 7.5(d) of the Series G Purchase Agreement is hereby amended by deleting the word "the" before the term "Purchaser Director" in the first line thereof and inserting the word "each" in lieu thereof.

         SECTION 3.4 Addition of Section 7.10. Article VII of the Series G Purchase Agreement is hereby amended by adding the following immediately after
Section 7.9:

                  "7.10 Insurance. The Company shall keep in force with responsible insurers, policies of insurance providing coverage, limits and deductibles customary in the Company's industry."

         SECTION 3.5 Amendment to Section 7.10. Section 7.10 of the Series G Purchase Agreement is hereby amended by renumbering the same as Section 7.11.

         SECTION 3.6 Amendment to Sections 8.1 Through 8.12. Sections 8.1 through 8.12 of the Series G Purchase Agreement are hereby amended by deleting in its entirety the text thereof and inserting in lieu thereof the following:

                           "8.1 Borrowed Money Indebtedness. Create, incur, suffer or permit to exist, or assume or guarantee, or become or remain liable with respect to any Borrowed Money Indebtedness, except the following:

         (a)      the Alpharma Convertible Note;

         (b) the Borrowed Money Indebtedness existing on the date of the Second Amendment and disclosed in the Financial Statements, and all renewals, extensions and replacements (but not increases) of any of the foregoing, provided that the accrual of interest on such liabilities, so long as it is not converted to principal, shall not be deemed to increase such liabilities;

         (c) principal of up to $50,000,000 of Borrowed Money Indebtedness in the aggregate outstanding at any time (which (i) prior to or on the Option Expiration Date must consist solely of Screened Project Indebtedness and (ii) thereafter, may include up to $10,000,000 of Borrowed Money Indebtedness that is not Screened Project Indebtedness), plus any accrued interest thereon;

         (d) purchase money Indebtedness permitted by Section 8.10 to the extent liens securing the same are allowed by the other provisions of this Agreement;

         (e) capitalized lease obligations to the extent leases with respect thereto are allowed by the other provisions of this Agreement;

         (f)      the Convertible Notes;

         (g) on or prior to the Option Expiration Date, any Screened Project Indebtedness that is convertible directly or indirectly into Common Stock; and

         (h) after the Option Expiration Date, any Borrowed Money Indebtedness that is convertible directly or indirectly into Common Stock.

                  8.2 Liens. Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; provided, however, that the Company and any Subsidiaries of the Company may create or suffer to exist Permitted Liens.

                  8.3 Contingent Liabilities. Directly or indirectly guarantee the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person except for:

         (a) the endorsement of checks or other negotiable instruments in the ordinary course of business;

         (b) obligations disclosed to the Purchasers in the Financial Statements (but not increases of such obligations after the First Loan Date, provided that the accrual of interest on such obligations, so long as it is not converted to principal, shall not be deemed to increase such obligations);

         (c) obligations in respect of employees which shall not exceed an aggregate amount equal to $200,000 at any time outstanding; and

         (d)      those liabilities permitted under Section 8.1 hereof.

                  8.4 Mergers, Consolidations and Dispositions and Acquisitions of Assets. In any single transaction or series of related transactions, directly or indirectly:

         (a)      liquidate or dissolve;

         (b) be a party to any merger or consolidation unless (i) no Default or Event of Default has occurred that is then continuing; (ii) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default; (iii) the Company, or the Subsidiary, if any, is the surviving Person; and (iv) the Purchasers are given at least twenty (20) days prior notice of such merger or consolidation or such lesser number of days as is practicable;

         (c) sell, convey or lease all or substantially all of its assets, except for the sale of property in the ordinary course of business;

         (d) acquire all or a substantial portion of the assets or stock of any person whether by merger or otherwise other than in a transaction or series of transactions that constitute a Screened Project, provided that this subsection shall not prevent any Project funded with the proceeds of the First Loan, any Unrestricted Loan or Project Loans; or

         (e) pledge, transfer or otherwise dispose of any equity interest in any of its Subsidiaries, if any exist, or issue or permit any of its Subsidiaries, if any exist, to issue any additional equity interests except to the Company or another of its Subsidiaries. Nothing in this Agreement shall prohibit the Company from selling obsolete equipment or from replacing used equipment in the ordinary course of business.

                  8.5 Redemption, Dividends and Distributions. At any time, except as contemplated by this Agreement and the Securities and by the terms of the Alpharma Convertible Note, by the Loan Agreement and, by the Ancillary Agreements: (a) redeem, retire or otherwise acquire, directly or indirectly, any equity interest of the Company or any of its Subsidiaries (other than $250,000 in any fiscal year to be used to effectuate the repurchase of restricted stock issued to employees, directors or consultants of the Company pursuant to a restricted stock agreement) or (b) make any distributions of any property or cash in respect of any of its Capital Stock.

                  8.6 Nature of Business. Change the nature of its business or enter into any business which is substantially different from the development, manufacture and sale of pharmaceuticals principally for the pediatric market.

                  8.7 Transactions with Related Parties. Enter into any transaction or agreement any Officer, director or beneficial owner of five percent (5%) or more of the outstanding Capital Stock in the Company or any of its Subsidiaries (or any Affiliate of any such Person) unless the transaction is upon no less favorable terms than those that are obtainable from wholly unrelated sources. The provisions of this Section 8.7 shall not apply to (a) fees and compensation (including options and equity compensation) paid to or indemnity provided on behalf of Officers, directors, employees or consultants of the Company and any of its Subsidiaries, as determined by the Board of Directors of the Company or any of such Subsidiaries or the Chief Executive Officer thereof in good faith and (b) transactions exclusively between or among the Company's Subsidiaries, provided such transactions are not otherwise prohibited by this Agreement. Notwithstanding the prior two sentences, the Company may not pay management or consulting fees to such related person in excess of an aggregate of $50,000 per year.

                  8.8 Loans and Investments. Make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or investment, except (a) Permitted Investments, (b) normal and reasonable advances in the ordinary course of business to Officers and employees and (c) capital contributions or Investments used to fund a Project permitted by Section 6.6 of the Loan Agreement, provided in the case of clause (c) that the making of such capital contribution or Investment does not cause a Default under any other provision hereof.

                  8.9 Organizational Documents. Amend, modify, restate or supplement its Certificate of Incorporation or Bylaws if such action could reasonably be expected to adversely affect the rights of the Purchasers under this Agreement.

                  8.10 Lease Expenses; Purchase Money Indebtedness. Permit aggregate operating lease expenses (excluding lease payments under capital leases), for the Company and its Subsidiaries in the aggregate in any fiscal year, to exceed $500,000. Incur or create new capital lease obligations or purchase money Indebtedness in any fiscal year in excess of

         $200,000 in the aggregate for the Company and its Subsidiaries. Permit aggregate capital lease obligations and purchase money Indebtedness outstanding at any one time to exceed $2,000,000 in the aggregate for the Company and its Subsidiaries.

                  8.11 Sale/Leasebacks. Enter into any sale/leaseback transactions except as permitted under the provisions of Section 8.10.

                  8.12 Issuance of Stock. On or prior to the Option Expiration Date, issue, or become obligated to issue shares of Capital Stock or securities convertible into Capital Stock, except for (i) shares of Common Stock, (ii) rights, warrants or options to purchase shares of Common Stock granted prior to March 31, 2002 and rights, warrants or options to purchase up to 100,000 shares of Common Stock on or after March 31, 2002 (such number to be adjusted for stock splits or reclassifications), (iii) securities permitted by Section 7.1(g) of the Loan Agreement. Prior to the Option Expiration Date, establish a "Shareholders Rights Plan" or "Poison Pill" or issue any securities in connection therewith.

                  8.13 Subsidiaries. Form, create or acquire any Subsidiary other than Merger Subsidiary or permit any Person other than the Company or a wholly owned Subsidiary to hold an equity interest in any Subsidiary."

         SECTION 3.7 Amendment to Section 8.13. Section 8.13 of the Series G Purchase Agreement is hereby amended by renumbering the same as Section 8.14.

         SECTION 3.8 Amendments to Section 8.14.

         (a) Section 8.14 of the Series G Purchase Agreement is hereby amended by renumbering the same as Section 8.15.

         (b) Section 8.15 of the Series G Purchase Agreement (as renumbered) is hereby amended by deleting in its entirety the text thereof and inserting in lieu thereof the following:

                  "8.15 Definitions. For purposes of this Article VIII, the following terms shall have the meanings set forth in this Section 8.15.

                  "Affiliate" has the meaning ascribed to it in Rule 405 promulgated under the Securities Act.

                  "Alpharma Closing Date" means the "Closing Date" as such term is defined in the Master Agreement.

                  "Alpharma Convertible Note" has the meaning set forth in the Preamble to the Second Amendment.

                  "Ancillary Agreements" shall mean the Depositary Agreement, the Master Agreement, the Merger Agreement and the Registration Rights Agreement.

                  "Board of Directors" means the Board of Directors of the Company or any committee of the Board authorized to act for it hereunder.

                  "Borrowed Money Indebtedness" means, with respect to any Person, without duplication:

                           (a) all obligations of such Person for borrowed
                  money;

                           (b) all obligations of such Person evidenced by
                  bonds, debentures, notes or similar instruments;

                           (c) all obligations of such Person under conditional
                  sale or other title retention agreements relating to Property purchased by such Person;

                           (d) all obligations of such Person issued or assumed
                  as the deferred purchase price of Property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies and deferred payment for services to employees and former employees incurred in the ordinary course of such Person's business);

                           (e) all capital lease obligations;

                           (f) all obligations of others secured by any Lien on
                  Property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

                           (g) all outstanding letters of credit, surety bonds
                  and currency swap or similar agreements issued for the account of such Person; and

                           (h) all guarantees of such Person for obligations of
                  the type described above.

                  "Business Day" means any day which is neither a Saturday nor a Sunday nor a legal holiday on which banks are authorized or required to close in Boston, Massachusetts, New York, New York or in any other city in which the Depositary's Office (as defined in the Depositary Agreement) is located.

                  "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of the Company, including any preferred stock, but excluding any debt securities convertible into such equity prior to such conversion.

                  "Common Stock" means (i) prior to the Effective Time, the Old Common Stock, and (ii) at and after the Effective Time, the New Common Stock.

                  "Company" means the party named as such in the Preamble hereof until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor to such party.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default (as defined in Article XIII this Agreement).

                  "Depositary Agreement" means the Depositary Agreement dated as of the date hereof by and among the Company, the Lender and State Street Bank and Trust Company, as Depositary.

                  "Effective Time" has the meaning set forth in the Merger Agreement.

                  "Event of Default" has the meaning set forth in Article XIII of this Agreement.

                  "Financial Statements" has the meaning set forth in Section 3.7(a) of the Loan Agreement.

                  "First Loan" has the meaning set forth in Section 2.3 of the Loan Agreement.

                  "First Loan Date" has the meaning set forth in Section 2.3 of the Loan Agreement.

                  "GAAP" means U.S. generally accepted accounting principles as in effect from time to time.

                  "Indebtedness" means and includes:

                           (a) all items which in accordance with GAAP would be
                  included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus reserves and deferred credits);

                           (b) all guaranties, letter of credit, contingent
                  reimbursement obligations and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness of others; and

                           (c) all indebtedness secured by any Lien existing on
                  any interest of the Person with respect to which indebtedness is being determined in Property owned subject to such Lien whether or not the indebtedness secured thereby shall been assumed.

                  "Investment" means the purchase or other acquisition of any Indebtedness of, or the making of any loan, advance or capital contribution to, or the incurring of any liability, contingent or otherwise, in respect of the Indebtedness of, any Person.

                  "Lender" means Alpharma USPD Inc., a Maryland corporation, the Lender under the Loan Agreement.

                  "Lien" means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other title exceptions.

                  "Loan" means any borrowing by the Company from the Lender of up to a maximum principal amount of $40,000,000 pursuant to Section 2.1 of the Loan Agreement and the other terms and conditions of the Loan Agreement.

                  "Loan Agreement" has the meaning set forth in the Preamble to the Second Amendment.

                  "Master Agreement" has the meaning set forth in the Preamble to the Second Amendment.

                  "Merger Agreement" has the meaning set forth in the Preamble to the Second Amendment.

                  "Merger Subsidiary" has the meaning set forth in the Preamble to the Second Amendment.

                  "New Common Stock" has the meaning set forth in the Depositary Agreement.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

                  "Old Common Stock" has the meaning set forth in the Depositary Agreement.

                  "Option Closing Date" has the meaning set forth in the Depositary Agreement.

                  "Option Expiration Date" has the meaning set forth in the Depositary Agreement.

                  "Permitted Investments" means:

                           (a) readily marketable securities issued or fully
                  guaranteed by the United States of America with maturities of not more than one year;

                           (b) commercial paper rated "Prime 1" by Moody's
                  Investors Services, Inc. or "A-1" by Standard and Poor's Rating Services with maturities of not more than 180 days;

                           (c) certificates of deposit or repurchase obligations
                  issued by any bank organized under the laws of the United States of America or any state thereof having capital surplus of at least $100,000,000 or by any other financial institution acceptable to the Purchasers (and permitted assignees of the Purchasers) in accordance with Article XIV hereof, all of the foregoing not having a maturity of more than one year from the date of issuance thereof; and

                           (d) other Investments not exceeding, in the
                  aggregate, $50,000 in any fiscal year.

                  "Permitted Liens" means each of the following:

                           (a) artisans' or mechanics' Liens arising in the
                  ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due or if due, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor;

                           (b) Liens in effect on the First Loan Date and
                  disclosed to the Purchasers in the Financial Statements, provided that neither the Borrowed Money Indebtedness secured thereby nor the Property covered thereby shall increase after the First Loan Date without the prior written consent of the Purchasers (and permitted assignees of the Purchasers) in accordance with Article XIV hereof, provided that, for purposes of this clause (b), the accrual of interest on such Borrowed Money Indebtedness, so long as it is not converted to principal, shall not be deemed to increase such Borrowed Money Indebtedness;

                           (c) normal encumbrances and restrictions on title
                  which do not secure Borrowed Money Indebtedness and which do not have a material adverse affect on the value or utility of the applicable Property;

                           (d) Liens incurred or deposits made in the ordinary
                  course of business (i) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (ii) to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts, leases, licenses, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, but not, in any of the cases specified in this clause (ii), incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase of Property;

                           (e) Liens in connection with or to secure Borrowed
                  Money

                  Indebtedness permitted under Section 8.1(c) hereof;

                           (f) attachments, judgments and other similar Liens
                  arising in connection with court proceedings, provided that the execution and enforcement of such Liens are effectively stayed and the claims secured thereby are being actively contested in good faith with adequate reserve made therefor in accordance with GAAP;

                           (g) Liens imposed by law, such as carriers',
                  warehousemen's, mechanics', materialmen's and vendors' liens incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP;

                           (h) zoning restrictions, easements, licenses,
                  reservations, provisions, covenants, conditions, waivers, and restrictions on the use of Property, and which do not in any case singly or in the aggregate materially impair the present use or value of Property subject to any such restriction or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, if any;

                           (i) Liens securing purchase money Indebtedness
                  permitted under Section 8.1 hereof and covering only the Property so purchased;

                           (j) capital leases and sale/leaseback transactions
                  permitted under the other provisions of the Series G Purchase Agreement; and

                           (k) extensions, renewals and replacements of Liens
                  referred to in paragraphs (a) through (j) of this definition; provided that any such extension, renewal or replacement Lien shall be limited to the Property or assets (and, in the case of clause (e), categories of Property or assets) covered by the Lien extended, renewed or replaced and that the Borrowed Money Indebtedness secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the Indebtedness secured by the Lien extended, renewed or replaced.

                  "Person" means any individual, corporation, association, company, business trust, partnership, joint venture, joint-stock company, limited liability company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

                  "Project" means (i) the acquisition of all or a substantial part of the stock or assets of any Person engaged in the development, manufacture or sale of pharmaceuticals or other health care products principally for the pediatric market; (ii) the acquisition of a product or product line from, or the acquisition of the right to manufacture, distribute or sell any product or product line of any Person, in each case with applications in the pediatric pharmaceutical health care market; or (iii) any R&D Project.

                  "Project Loans" has the meaning set forth in Section 2.1of the Loan Agreement.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

                  "R&D Project" means any project for the research and development of products or processes related to pediatric pharmaceuticals

                  "Registration Rights Agreement" has the meaning set forth in the Preamble to the Second Amendment.

                  "Screened Project" means a Project that meets the criteria set forth on Schedule II to the Loan Agreement.

                  "Screened Project Loans" has the meaning set forth in Section
         2.1 of the Loan Agreement.

                  "Screened Project Indebtedness" means Borrowed Money Indebtedness (other than Loans under the Loan Agreement) incurred for the purpose of funding a Screened Project.

                  "Second Amendment" means the Second Amendment dated February 16, 1999 to the Securities Purchase Agreement date May 13, 1998 by and among Furman Selz Investors II L.P., FS Employee Investors LLC, FS Parallel Fund L.P., BancBoston Ventures Inc., Flynn Partners and the Company.

                  "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

                  "Unrestricted Loans" means one or more Loans made on or after the Alpharma Closing Date in an aggregate principal amount not to exceed $8,000,000."

         SECTION 3.9 Amendment to Section 10.2. Section 10.2 of the Series G Purchase Agreement is amended by deleting the definition of "Registrable Warrant Shares" included thereon and inserting in lieu thereof the following:

                                    ""Registrable Warrant Shares" shall mean the
         Warrant Shares and the Direct Purchase Shares and any other securities issued in respect of the Warrant Shares or the Direct Purchase Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, provided, however, that shares of Common Stock which are Registrable

         Warrant Shares shall cease to be Registrable Warrant Shares upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act, or any sale in any manner to a person or entity which, by virtue of Section 17.3 of this Agreement is not entitled to the rights provided by this Article X or at such time as the Holder of such shares may sell under Rule 144 under the Securities Act in a three-month period all Registrable Securities then held by such Holder. For purposes of this definition, Direct Purchase Shares shall have the meaning ascribed to such term in the Second Amendment, as such term is defined in Section 8.15."

         SECTION 3.10 Amendment to Article XI. Article XI of the Series G Purchase Agreement is amended by adding thereto the following:

                                    "11.9 Senior Indebtedness Under the Alpharma
         Loan. If any indebtedness of the Company would constitute both "Senior Indebtedness" as defined in Section 11.1 and "Senior Indebtedness" as defined in the Loan Agreement, as such term is defined in Section 8.15, the terms of subordination of the Notes relating to such indebtedness shall be as set forth in the Subordination Agreement dated as of February 16, 1999 among the Company, the Purchasers and Alpharma USPD, Inc., a Maryland corporation without reference to this Article XI."

         SECTION 3.11 Amendment to Section 12.11. Section 12.11 of the Series G Purchase Agreement is amended by deleting in its entirety the second sentence of the first paragraph thereof and inserting in lieu thereof the following:

                  "Notwithstanding any additional or contrary rights of the Purchasers contained in Section 9.3 hereof, the Convertible Notes shall be automatically converted into shares of Common Stock at the applicable Conversion Price in accordance with this Article XII immediately prior to the Option Closing on the Option Closing Date, as such terms are defined in the Depository Agreement (as such term is defined in Section 8.15). The date on which either of the foregoing conditions is first satisfied is hereinafter referred to as the "Mandatory Conversion Date""

         SECTION 3.12 Amendment to Section 13.1. Section 13.1 of the Series G Purchase Agreement is amended by deleting the text thereof and inserting in lieu thereof the following:

                  "13.1    Events of Default. An "Event of Default" occurs if:

                  (a) the Company defaults in the payment of interest on any Note when the same becomes due and payable and such default continues for a period of 5 Business Days;

                  (b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

                  (c) the Company defaults in the performance of any covenants under Article VIII of this Agreement;

                  (d) the Company fails to comply with any of the provisions of this Agreement (other than Article
                           VIII) and such failure continues for 20 Business Days after notice specified in the penultimate paragraph of this Section 13.1 (the "Default Notice") without cure (the Company to give forthwith to all other holders of the Notes at the time outstanding written notice of the receipt of such Default Notice, specifying the default referred to therein); or

                  (e) the Company defaults in payment on Borrowed Money Indebtedness (giving effect to any applicable grace periods and any extensions thereof) of at least $700,000 principal amount;

                  (f) there has been an acceleration of the final stated maturity of any Borrowed Money Indebtedness of the Company (which acceleration shall not have been cured, waived, rescinded or annulled for 10 Business
                           Days) if the aggregate principal amount of such Borrowed Money Indebtedness, together with the principal amount of any other such Borrowed Money Indebtedness in default for failure to pay principal at maturity or which has been accelerated, aggregates $700,000 or more at any time;

                  (g) any representation or warranty of the Company under this Agreement shall prove to have been incorrect in any material respect when made;

                  (h) there exists an outstanding unsatisfied final judgment which, either alone or together with other outstanding unsatisfied final judgments against the Company, exceeds an aggregate of $200,000 (to the extent not covered by insurance) and such judgment shall have continued undischarged or unstayed for 20 Business Days after entry thereof;

                  (i) the Company pursuant to or within the meaning of any Bankruptcy Law:

                                    (i)      commenced a voluntary case,

                                    (ii)     consents to the entry of an order
                                             for relief against it in an
                                             involuntary case,

                                    (iii)    consents to the appointment of a
                                             custodian of it or for all or
                                             substantially all of its property,
                                             or

                                    (iv)     makes a general assignment for the
                                             benefit of its creditors; or

                  (j) a court of competent jurisdiction enters an order or decree under any

                           Bankruptcy Law that:

                                    (i)      is for relief against the Company
                                             in an involuntary case,

                                    (ii)     appoints a custodian of the Company
                                             for all or substantially all of its
                                             property, or

                                    (iii)    orders the liquidation of the
                                             Company, and the order or decree
                                             remains unstayed and in effect for
                                             90 consecutive days.

                  A default under paragraph (d) of this Section 13.1 is not a default unless the holders of at least eighty percent (80%) of the aggregate principal amount then outstanding under the Notes notify the Company of the default and the Company does not cure the default within twenty (20) days after receipt of such notice. The notice must specify the default and demand that it be remedied.

                  A "Business Day" means any day which is neither a Saturday nor a Sunday nor a legal holiday on which banks are authorized or required to close in Boston, Massachusetts or New York, New York. A "Default" means any of the events specified in this Section 13.1, regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary in order to constitute such event an Event of Default."

         SECTION 3.13 Effectiveness of Amendments.

                  (a) The amendments to the Series G Purchase Agreement set forth in this Article III shall be effective on and after the Second Amendment Closing Date.

                  (b) If the average closing price of the Common Stock is not greater than $12.00 per share as traded on the Nasdaq Stock Market or a registered national securities exchange over the 60 trading days prior to the Option Expiration Date, as such term is defined in the Depositary Agreement, then the amendments to the Series G Purchase Agreement set forth in this Article III shall cease to be effective, and the terms of the Series G Purchase Agreement amended hereby shall be as if such amendments had never been made, as of the Option Expiration Date; provided, however, that (i) Section 7.5 (a) of the Series G Purchase Agreement shall be amended by deleting the word "nine" in the first sentence thereof and inserting in lieu thereof the word "ten" and (ii) the Amendment to Article XI set forth in Section 3.10 of this Second Amendment shall remain in effect so long as the Subordination Agreement dated as of February 16, 1999 among the Company, the Purchasers and Alpharma remains in effect. In such event, any Default or Event of Default due to the existence of circumstances which would not have constituted a Default or Event of Default immediately prior to the Option Expiration Date are hereby waived.


                                   ARTICLE IV
                              AMENDMENT TO WARRANTS

         SECTION 4.1 Amendment to the Definition of "Warrant Price" in the Warrants. The definition of "Warrant Price" in Section 1.1(m) of each outstanding Warrant is amended by deleting the phrase "four dollars and seventy five cents ($4.75)" and inserting in lieu thereof the phrase "three dollars ($3.00)."

         SECTION 4.2 Effectiveness of the Amendment. The amendment to the Warrants set forth in this Article IV shall be effective on and after the Second Amendment Closing Date.


                                    ARTICLE V
        AUTHORIZATION AND SALE AND PURCHASE OF THE DIRECT PURCHASE SHARES

         SECTION 5.1 Authorization of the Direct Purchase Shares. The Company has, or before the Second Amendment Closing Date will have, authorized the issuance and sale of 300,000 shares of Common Stock (the "Direct Purchase Shares").

         SECTION 5.2 Sale and Purchase of the Direct Purchase Shares. Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, the Company will issue and sell to each Purchaser, and such Purchaser will purchase from the Company, on the Second Amendment Closing Date (as defined below), the number of Direct Purchase Shares set forth opposite the name of such Purchaser on Schedule 1 attached hereto, for a purchase price per share of Direct Purchase Shares of $3.00, with the aggregate purchase price for all the Direct Purchase Shares being $900,000.

         SECTION 5.3 Closing. The closing of the purchase and sale of the Direct Purchase Shares (the "Second Amendment Closing") will take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 at 1:00 p.m., local time, on the Alpharma Closing Date or such other time and date, or place as shall be mutually agreed to by the Company and FS Private Investments LLC, on behalf of the Purchasers. Such time and date are hereinafter referred to as the "Second Amendment Closing Date." If the Second Amendment Closing shall not have occurred on or before September 30, 1999, this Second Amendment shall automatically terminate.

         At the Second Amendment Closing, the Company will deliver to each Purchaser a certificate or certificates (in definitive form) in the denominations specified in Schedule 1 and registered in the name of such Purchaser (or in the name of such Purchaser's nominee) representing the Direct Purchase Shares to be purchased by such Purchaser against payment to the Company of the purchase price of such Direct Purchase Shares, by delivery to the Company of Subordinated Notes in an aggregate principal amount equal to the purchase price to be paid by each Purchaser. Accrued interest on the Subordinated Notes so delivered shall be paid to the Purchasers on the Second Amendment Closing Date.

                                   ARTICLE VI
                           EXCHANGE OF PREFERRED STOCK
                            AND EXERCISE OF WARRANTS

         SECTION 6.1 Exchange of Preferred Stock. Pursuant to the terms of the Preferred Stock, the Company shall exchange all outstanding shares of the Preferred Stock for Convertible Notes on the Second Amendment Closing Date. The Exchange Date, as defined in the Certificate of Designation shall be the Second Amendment Closing Date.

         SECTION 6.2 Exercise of Warrants. Pursuant to the terms of the Warrants, each Purchaser agrees to exercise all Warrants held by such Purchaser on the Second Amendment Closing Date. The Warrant Price, as such term is defined in the Warrants, shall be paid by delivery to the Company of Subordinated Notes in an aggregate principal amount equal to the Warrant Price to be paid by each Purchaser. Accrued interest on the Subordinated Notes so delivered shall be paid to the Purchasers on the Second Amendment Closing Date.


                                   ARTICLE VII
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchasers as follows:

         SECTION 7.1 Organization and Existence, etc. The Company (a) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted, and (b) is duly qualified to do business as a foreign corporation and is in good standing (or the equivalent thereof under applicable law) in each jurisdiction in which the conduct of its business requires such qualification by reason of the ownership or leasing of property or otherwise (except for those jurisdictions in which the failure so to qualify does not have a Material Adverse Effect). "Material Adverse Effect" means, when used in connection with the Company, any development, change or effect that is materially adverse to the business, properties, assets, net worth, financial condition, results of operations or future prospects (including without limitation, future equity value) of the Company and its Subsidiaries taken as a whole.

         SECTION 7.2 Capitalization of the Company.

                  (a) As of the date hereof, (i) the Company's authorized capital stock consists of: 60,000,000 shares of Common Stock, of which 7,026,445 shares are validly issued and outstanding, fully paid and non-assessable, and 5,000,000 shares of "blank check" preferred stock, $.01 par value per share, of which 7,000 shares have been designated Series G Convertible Exchangeable Preferred Stock, all of which shares are validly issued and outstanding, fully paid and non-assessable; and (ii) the Company has outstanding the securities set forth on Schedule 7.2 attached hereto which are convertible into or exercisable or exchangeable for Common Stock (the "Derivative Securities").

                  (b) All the issued and outstanding shares of capital stock of the Company are free of preemptive and similar rights and have been offered, issued, sold and delivered by the Company in transactions in compliance with the applicable federal, state and foreign securities laws. Other than as set forth in Schedule 7.2 attached hereto, there are no outstanding agreements or commitments requiring the Company to issue capital stock or Derivative Securities as of the date hereof.

         SECTION 7.3  Authorization; Binding Obligations.

                  (a) The Company has full power and authority to execute and deliver this Second Amendment and such other documents furnished or to be furnished by the Company hereunder, subject to the approval by the stockholders of the Company of this Second Amendment and the transactions contemplated hereby. This Second Amendment, subject to the approval by the stockholders of the Company of this Second Amendment and the transactions contemplated hereby, has been duly authorized, executed and delivered by the Company and, subject to the approval by the stockholders of the Company of this Second Amendment and the transactions contemplated hereby, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity. Subject to the approval by the stockholders of the Company of this Second Amendment and the transactions contemplated hereby, the issuance, offering and sale of the Direct Purchase Shares pursuant to this Second Amendment, the compliance by the Company with the provisions of this Second Amendment, and the consummation of the other transactions herein contemplated will not result in the creation or imposition of any lien, charge, security interest or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the Certificate of Incorporation and Bylaws of the Company, (ii) any contract or other agreement to which the Company is a party or by which the Company or any of its respective properties is bound or (iii) any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body, domestic or foreign, applicable to the business or properties of the Company, except, with respect to clauses (ii) and (iii), circumstances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) Subject to the approval by the stockholders of the Company of this Second Amendment and the transactions contemplated hereby, the Direct Purchase Shares have been duly authorized for issuance and, when issued and delivered in accordance with the provisions of this Second Amendment, will be validly issued, fully paid and nonassessable.

         SECTION 7.4 Compliance with Instruments, etc. Except as set forth on
Schedule 7.4 hereto, the Company is not in breach or violation of, or in default under, any term or provision of (i) its Certificate of Incorporation and Bylaws,
(ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement, debt instrument or other agreement or instrument to which it is a party or by which it is bound or to which any of its property is subject, the effect of which breach, violation or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its respective activities or properties and the effect of which breach, violation or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         SECTION 7.5 Litigation. Except as set forth on Schedule 7.5 hereto, there are no actions, suits, proceedings or investigations pending, or, to the knowledge of the Company, threatened, against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or any actions, suits, proceedings or investigations pending, or, to the knowledge of the Company, threatened, which challenges the validity of any action taken or to be taken pursuant to or in connection with this Second Amendment or the issuance of the Direct Purchase Shares which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As it pertains to the Company, when used herein, the phrases "to the knowledge of" or derivatives thereof shall mean the actual knowledge of the Chief Executive Officer or Vice President, Finance of the Company.

         SECTION 7.6 Offering. Subject to the Purchasers' representations and warranties in Article VIII of this Second Amendment, the offer, sale and issuance of the Direct Purchase Shares as contemplated by this Second Amendment are not subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and neither the Company nor anyone acting on its behalf, has taken or will take any action that would cause such registration requirements to be applicable.

         SECTION 7.7 Permits; Governmental and Other Approvals. No approval, consent, authorization or other order of, and no designation, filing, registration, qualification or recording with, any governmental authority, domestic or foreign, is required for the Company's performance of this Second Amendment or the consummation of the transactions contemplated hereby except for applicable filings with the Nasdaq Stock Market, the filing of a Form D under the Securities Act and the filing of a Form 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                  ARTICLE VIII
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that (i) it is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act, (ii) it has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company,
(iii) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, (iv) it is acquiring the Direct Purchase Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof; nor with any present intention of distributing or selling the same; and, except as contemplated by the Series G Purchase Agreement, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof, (v) it is not in material breach or violation of, or in default under, any term or provision of (A) its organizational and governing documents, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders, partners or members agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or (C) any statute, judgment, decree, order, rule or regulation applicable to such Purchaser or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over such Purchaser or any of its activities or properties, (vi) any Purchaser which is a corporation, partnership, limited liability company or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company, (vii) it understands that the Direct Purchase Shares have not been registered under the Securities Act and it will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Direct Purchase Shares except pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable state securities or "blue sky" laws and (viii) it understands that any certificates representing the Shares and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under other applicable securities laws):

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

Each Purchaser further represents that (i) it has full power and authority to execute, deliver and perform this Second Amendment, (ii) the person executing this Second Amendment on behalf of such Purchaser has the appropriate authority to act on behalf of such Purchaser, and (iii) this Second Amendment has been duly authorized, executed and delivered by such Purchaser and constitutes a legal, valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and (iv) it has not employed any broker or finder in connection with the transactions contemplated by this Second Amendment. To the best of its knowledge, each Purchaser acknowledges receipt of, and the opportunity to review, the information that it believes necessary to make an investment in the Direct Purchase Shares.


                                   ARTICLE IX
                   CONDITIONS OF OBLIGATIONS OF THE PURCHASERS

         The obligations of each of the Purchasers under this Second Amendment are subject to the fulfillment to their reasonable satisfaction, or the waiver by the Purchasers, on or prior to the Second Amendment Closing Date of each of the following conditions:

         SECTION 9.1 Representations and Warranties Correct. The representations and warranties of the Company in Article VII hereof shall be true and correct on and as of the date hereof, and shall be true and correct in all material respects on and as of the Second Amendment Closing Date with the same force and effect as if they had been made on and as of the Second Amendment Closing Date.

         SECTION 9.2 Performance. All covenants, agreements and conditions contained in this Second Amendment to be performed or complied with on or prior to the Second Amendment Closing Date by the Company shall have been performed or complied with by the Company in all material respects on or prior to the Second Amendment Closing Date.

         SECTION 9.3 Compliance Certificate. The Company shall have delivered to the Purchasers a certificate of the Company's President, dated the Second Amendment Closing Date, certifying to the fulfillment of the conditions specified in Sections 9.1, 9.2 and 9.5 of this Second Amendment and such other matters as the Purchasers shall reasonably request.

         SECTION 9.4 No Impediments. No statute, judgment, order, decree of any court, regulatory body, administrative agency or any other governmental agency or body shall be in effect which would impose any material limitation on the ability of the Purchasers to exercise full rights of ownership of the Direct Purchase Shares.

         SECTION 9.5 No Material Adverse Change. Except as set forth in the Schedules attached to the Loan Agreement pursuant to Article III thereof, as disclosed in the 1934 Act Filings (as defined in the Loan Agreement) filed with the SEC prior to the date of the Master Agreement or as set forth in Schedule 4.1(e) to the Loan Agreement, since September 30, 1998, there shall have been no Material Adverse Effect with respect to the Company (other than the continued incurrence of losses in the ordinary course of business).

         SECTION 9.6 Legal Investment. The purchase of the Direct Purchase Shares by the Purchasers hereunder shall be legally permitted by all statutes, rules and regulations to which the Purchasers and the Company are subject.

         SECTION 9.7 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are now required in connection with the lawful issuance and sale of the Direct Purchase Shares pursuant to this Second Amendment shall have been duly obtained and shall be in full force and effect on and as of the Second Amendment Closing Date.

         SECTION 9.8 Proceedings and Other Documents. All corporate and other proceedings in connection with the transactions contemplated by this Second Amendment shall have been taken and the Purchasers shall have received such other documents and instruments in form and substance reasonably satisfactory to them and their counsel, as to such other matters incident to the transaction contemplated hereby as they may reasonably request.

         SECTION 9.9 Opinion of Counsel. The Purchasers shall have received the opinion of Hale and Dorr LLP, counsel for the Company, dated the Second Amendment Closing Date, substantially in the form delivered in connection with the original issuance of the Securities, but limited to matters relating to the Second Amendment and the Direct Purchase Shares.

         SECTION 9.10 Other Matters. The Company shall have delivered to the Purchasers certificates (in definitive form) in the denominations specified by the respective Purchasers and registered in their respective names (or in the names of their respective nominees) representing the Direct Purchase Shares.


                                    ARTICLE X
                    CONDITIONS OF OBLIGATIONS OF THE COMPANY

         The Company's obligations under this Second Amendment are subject to the fulfillment to its reasonable satisfaction, or the waiver by the Company, on or prior to the Second Amendment Closing Date of each of the following conditions:

         SECTION 10.1 Representations and Warranties Correct. The representations and warranties of the Purchasers in Article VIII hereof shall be true and correct on and as of the date hereof and shall be true and correct in all material respects on and as of the Second Amendment Closing Date with the same force and effect as if they had been made on and as of the Second Amendment Closing Date.

         SECTION 10.2 Legal Investment. The purchase of the Direct Purchase Shares by the Purchasers hereunder shall be legally permitted by all statutes, rules and regulations to which the Purchasers and the Company are subject.

         SECTION 10.3 Stockholder Approval. The stockholders of the Company shall have approved this Second Amendment and the transactions contemplated hereby.

         SECTION 10.4 Payment of Purchase Price. The Company shall have received payment in full of the aggregate purchase price required to be paid under
Article V.


                                   ARTICLE XI
                                  MISCELLANEOUS

         SECTION 11.1 The Series G Purchase Agreement. Except as amended by this Second Amendment, the Series G Purchase Agreement shall remain in full force and effect in accordance with its terms. This Second Amendment shall be deemed to be part of the Series G Purchase Agreement.

         SECTION 11.2 Governing Law. The rights and obligations of the parties under or pursuant to this Second Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 11.3 Representation and Warranty. Each party hereto hereby represents and warrants that this Second Amendment is a legal, valid and binding obligation of such party and is enforceable against such party in accordance with its terms.

         SECTION 11.4 References to Series G Purchase Agreement. Whenever in any certificate, letter, notice or other instrument reference is made to the Series G Purchase Agreement, such reference without more shall include this Second Amendment.

         SECTION 11.5 Amendments to Alpharma Agreements.

                  (a) No amendment to the Loan Agreement or any of the Ancillary Agreements shall have the effect of changing the meaning of any provision of this Second Amendment or the Series G Purchase Agreement without the consent of the Purchasers (and permitted assignees of the Purchasers) in accordance with
Article XIV of the Series G Purchase Agreement.

                  (b) The Company shall not consent to any amendment to the proviso to the definition of "Option Exercise Price" in the Depositary Agreement without the consent of the Purchasers (and permitted assignees of the Purchasers) in accordance with Article XIV of the Series G Purchase Agreement.

         SECTION 11.6 Counterparts. This Second Amendment may be executed simultaneously in counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of the contents of this Second Amendment to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF this Second Amendment has been executed by duly authorized representatives of the parties hereto on the day, month and year first above written.


                                  ASCENT PEDIATRICS, INC.


                                  By: /s/ Alan R. Fox
                                      -----------------------------------------
                                      Name:  Alan R. Fox
                                      Title: President and
                                             Chief Executive Officer

                                  FURMAN SELZ INVESTORS II L.P.
                                  FS EMPLOYEE INVESTORS LLC
                                  FS PARALLEL FUND L.P.

                                  By:  FS PRIVATE INVESTMENTS LLC,
                                           MANAGER


                                  By: /s/ James L. Luikart
                                      -----------------------------------------
                                      Name:  James L. Luikart
                                      Title: Managing Member


                                  BANCBOSTON VENTURES INC.


                                  By: /s/ Marcia T. Bates
                                      -----------------------------------------
                                      Name:  Marcia T. Bates
                                      Title: Managing Director


                                  FLYNN PARTNERS


                                  By: /s/ James E. Flynn
                                      -----------------------------------------
                                      Name:  James E. Flynn, General Partner
                                             Flynn Partners

                                       29